                                                                   EXHIBIT 25.02

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________

                                   FORM T-1

             Statement of Eligibility and Qualification Under the
                 Trust Indenture Act of 1939 of a Corporation
                         Designated to Act as Trustee
                            _______________________

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                           TO SECTION 305(B)(2)____
                           _________________________

                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                             NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)


                                  95-4655078
                     (I.R.S. Employer Identification No.)

                                  Suite 2725
               101 California Street, San Francisco, California
                   (Address of principal executive offices)

                                     94111
                                  (Zip Code)
                              __________________

                          EXODUS COMMUNICATIONS, INC.
              (Exact name of Obligor as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  77-0403076
                     (I.R.S. Employer Identification No.)

                        2831 Mission College Boulevard
                            Santa Clara, California
                   (Address of principal executive offices)

                                     95054
                                  (Zip Code)

                       ________________________________

                         Subordinated Debt Securities
                        (Title of Indenture securities)

Item 1.  General Information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C.
         Board of Governors of the Federal Reserve System, Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.  Affiliations with Obligor.

    If the Obligor is an affiliate of the trustee, describe each such affiliation.

    None.

Item 4.  Trusteeships under Other Indentures

    (a) Title of securities outstanding under each such other indenture. $200,000,000 11 1/4% Senior Notes due 2008 issued under Indenture dated as of July 1, 1998

         $250,000,000 5% Convertible Subordinated Notes due March 15, 2006 issued under Indenture dated as of March 1, 1999

         $75,000,000 11 1/4% Senior Notes due 2008 issued under Indenture dated as of July 1, 1998

         $375,000,000 and 125,000,000 Euro 10  3/4% Senior Notes due 2009 issued under Indenture dated as of December 1, 1999

         $500,000,000 4 3/4% Convertible Subordinated Notes due July 15, 2008 issued under Indenture dated as of December 1, 1999

         $1,000,000,000 11 5/8% Senior Notes due 2010 issued under Indenture dated as of July 6, 2000

         200,000,000 Euro 11 3/8% Senior Notes due 2008 issued under Indenture dated as of July 6, 2000


Item 16.  List of Exhibits.

   List below all exhibits filed as part of this statement of eligibility.

   Exhibit 1.  Articles of Association of the Trustee as Now in Effect (see
               Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329 which is incorporated by reference).

   Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

   Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 5.  Not Applicable

   Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

   Exhibit 8.  Not Applicable

   Exhibit 9.  Not Applicable

                               SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 6th day of July 2000.

                               CHASE MANHATTAN BANK AND TRUST
                               COMPANY, NATIONAL ASSOCIATION


                                 By /s/ Cecil D. Bobey
                                   -------------------
                                     Cecil D. Bobey
                                     Assistant Vice President

Exhibit 7.  Report of Condition of the Trustee.
--------------------------------------------------------------------------------


Consolidated Report of Condition of Chase Manhattan Bank and Trust Company, N.A.
                                    --------------------------------------------
                                           (Legal Title)


Located at   1800 Century Park East, Ste. 400  Los Angeles,    CA      94111
             --------------------------------  --------------- ------- ---------
             (Street)                          (City)          (State) (Zip)

as of close of business on   March 31, 2000
                           --------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ASSETS  DOLLAR AMOUNTS IN THOUSANDS

1.      Cash and balances due from
        a. Noninterest-bearing balances and currency and coin (1,2)             1,630
        b. Interest bearing balances (3)                                            0
2.      Securities
        a. Held-to-maturity securities (from Schedule RC-B, column A)               0
        b. Available-for-sale securities (from Schedule RC-B, column D)         1,355
3.      Federal Funds sold (4) and securities purchased agreements to resell   61,760
4.      Loans and lease financing receivables:
        a. Loans and leases, net of unearned income (from Schedule RC-C)          387
        b. LESS: Allowance for loan and lease losses                                0
        c. LESS: Allocated transfer risk reserve                                    0
        d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)                                      387
5.      Trading assets                                                              0
6.      Premises and fixed assets (including capitalized leases)                  120
7.      Other real estate owned (from Schedule RC-M)                                0
8.      Investments in unconsolidated subsidiaries and associated companies
        (From Schedule RC-M)                                                        0
9.      Customers liability to this bank on acceptances outstanding                 0
10.     Intangible assets (from Schedule RC-M)                                    937
11.     Other assets (from Schedule RC-F)                                       2,053
12a.    TOTAL ASSETS                                                           68,242

(1)  includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule
     RC-M, items 3.a and 3.b
(3)  includes time certificates of deposit not held for trading.
(4)  Report "term federal funds sold" in Schedule RC, item 4.a
     "Loans and leases, net of unearned income" and in Schedule RC-C, part 1.

LIABILITIES

13.     Deposits:
        a. In domestic offices (sum of totals of columns A and C from
        Schedule RC-E)                                                                                   34,711
        (1) Noninterest-bearing                                                                          11,231
        (2) Interest-bearing                                                                             23,480
        b. In foreign offices, Edge and Agreement subsidiaries, and
        IBF'
        (1) Noninterest-bearing
        (2) Interest-bearing
14.     Federal funds purchased (2) and securities sold under
        agreements to
        repurchase                                                                                            0
15.     a. Demand notes issued to the U.S. Treasury                                                           0
        b. Trading liabilities                                                                                0
16.     Other borrowed money (includes mortgage indebtedness and
        obligations
        under capitalized leases):
        a. With a remaining maturity of one year or less                                                      0
        b. With a remaining maturity of more than one year through                                            0
        three years
        c. With a remaining maturity of more than three years                                                 0
17.     Not applicable
18.     Bank's liability on acceptances executed and outstanding                                              0
19.     Subordinated notes and Debentures (3)                                                                 0
20.     Other liabilities (from Schedule RC-G)                                                            6,519
21.     Total liabilities (sum of items 13 through 20)                                                   41,230
22.     Not applicable

EQUITY CAPITAL

23.     Perpetual preferred stock and related surplus                                                         0
24.     Common stock--                                                                                      600
25.     Surplus (exclude all surplus related to preferred stock)                                         12,590
26.     a. Undivided profits and capital reserves                                                        13,822
        b. Net unrealized holding gains (losses) on available-for-sale                                        0
        securities
27.     Cumulative foreign currency translation adjustments
28.     a. Total equity capital (sum of items 23 through 27)                                             27,012
29.     Total liabilities, equity capital, and losses deferred
        pursuant to 12 U.S.C.
        1823 (j) (sum of items 21 and 28.c)                                                              68,242

Memorandum

        To be reported only with the March Report of Condition
        1.  Indicate in the box at the right the number of the statement below that best describes The most comprehensive level of auditing work performed for the bank by independent external auditors as of
            any date during 1999                                                                              2
